Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
March 31, 2022

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/22

Notice

Beginning in the fourth quarter of 2021, the Company has revised the presentation of certain metrics to include the Company’s share of unconsolidated joint ventures, as detailed in the following pages. The Company believes that this presentation provides additional information on the impacts of the operating results of its unconsolidated joint ventures and improves comparability to other retail REITs. Prior period results have been revised to conform with the current period presentation.

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2021.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Summary Operating Metrics

	March 31,
	2022	2021
Outlet Centers in Operation at End of Period:
Consolidated	30	30
Partially owned - unconsolidated	6	6
Total Properties	36	36

Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,453	11,456
Partially owned - unconsolidated	2,113	2,113
Partially owned - pro-rata share of unconsolidated	1,056	1,056

Total Properties	13,566	13,569
Total Properties including pro rata share of unconsolidated JVs (1)	12,510	12,512

Ending Occupancy:
Consolidated properties	94.1%	91.7%
Partially owned - unconsolidated	96.1%	95.3%
Total Properties including pro rata share of unconsolidated JVs	94.3%	92.0%

Average Tenant Sales Per Square Foot (2) (3):
Consolidated properties	$464
Partially owned - unconsolidated	$471
Total Properties including pro rata share of unconsolidated JVs	$464

Occupancy Cost Ratio (3) (4)	8.3%
(1)Amounts may not recalculate due to the effect of rounding.
(2)Sales per square foot are presented for the trailing twelve months ended March 31, 2022 and include stores that have been occupied a minimum of twelve months and are less than 20,000 square feet.
(3)Sales and occupancy cost ratio are not presented for the trailing twelve months ended March 31, 2021 due to the portfolio-wide store closures experienced during the second quarter of 2020 as a result of COVID-19 mandates.
(4)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month period for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Geographic Diversification
As of March 31, 2022

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,812	14%
New York	2	1,468,429	13%
Georgia	3	1,121,579	10%
Pennsylvania	3	999,442	9%
Texas	2	823,557	7%
Michigan	2	671,571	6%
Alabama	1	554,649	5%
Delaware	1	549,890	5%
New Jersey	1	487,718	4%
Tennessee	1	447,810	4%
North Carolina	2	422,895	3%
Arizona	1	410,753	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,801	3%
Louisiana	1	321,066	3%
Connecticut	1	311,229	3%
New Hampshire	1	250,558	2%
Total Consolidated Properties	30	11,453,341	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,698	50.00%
Ottawa, ON	1	357,209	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,896
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,448

Grand Total including pro rata share of unconsolidated JVs	36	12,509,789

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Property Summary - Occupancy at End of Each Period Shown

Location	Total GLA 3/31/22	% Occupied 3/31/22	% Occupied 12/31/21	% Occupied 3/31/21
Deer Park, NY	739,148	95.3%	95.0%	92.9%
Riverhead, NY	729,281	92.2%	94.7%	88.1%
Foley, AL	554,649	92.1%	91.7%	87.1%
Rehoboth Beach, DE	549,890	93.2%	94.3%	91.4%
Atlantic City, NJ	487,718	80.1%	80.5%	79.4%
San Marcos, TX	471,816	93.5%	94.8%	89.3%
Sevierville, TN	447,810	98.3%	100.0%	97.1%
Savannah, GA	429,089	99.3%	100.0%	97.7%
Myrtle Beach Hwy 501, SC	426,523	96.0%	98.2%	96.6%
Glendale, AZ (Westgate)	410,753	97.8%	99.5%	94.2%
Myrtle Beach Hwy 17, SC	404,710	98.8%	100.0%	100.0%
Charleston, SC	386,328	97.6%	100.0%	96.8%
Lancaster, PA	375,883	98.9%	100.0%	99.1%
Pittsburgh, PA	373,863	92.9%	96.6%	88.6%
Commerce, GA	371,408	97.4%	98.9%	90.1%
Grand Rapids, MI	357,133	87.3%	88.5%	85.6%
Fort Worth, TX	351,741	97.8%	100.0%	98.1%
Daytona Beach, FL	351,721	99.1%	99.1%	98.6%
Branson, MO	329,861	98.1%	99.2%	98.5%
Southaven, MS	324,801	100.0%	100.0%	95.6%
Locust Grove, GA	321,082	98.0%	100.0%	94.7%
Gonzales, LA	321,066	94.1%	93.2%	88.7%
Mebane, NC	318,886	100.0%	100.0%	99.4%
Howell, MI	314,438	78.3%	78.1%	74.2%
Mashantucket, CT (Foxwoods)	311,229	78.7%	78.7%	76.2%
Tilton, NH	250,558	86.1%	81.2%	78.8%
Hershey, PA	249,696	96.2%	100.0%	97.6%
Hilton Head II, SC	206,564	100.0%	100.0%	96.2%
Hilton Head I, SC	181,687	99.4%	96.6%	94.6%
Blowing Rock, NC	104,009	89.8%	100.0%	88.4%
Total Consolidated	11,453,341	94.1%	95.2%	91.7%
Charlotte, NC	398,698	98.9%	98.9%	97.9%
Ottawa, ON	357,209	95.4%	96.0%	95.4%
Columbus, OH	355,245	95.8%	96.9%	94.3%
Texas City, TX (Galveston/Houston)	352,705	96.1%	94.5%	91.5%
National Harbor, MD	341,156	99.3%	99.3%	100.0%
Cookstown, ON	307,883	90.3%	93.4%	91.9%
Total Unconsolidated	2,112,896	96.1%	96.6%	95.3%
Tanger’s pro rata share of unconsolidated JVs	1,056,448	96.1%	96.6%	95.3%

Grand Total including pro rata share of unconsolidated JVs	12,509,789	94.3%	95.3%	92.0%

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
94%
95%
94%
93%
92%
92%
93%
94%
94%
3/22
12/21
09/21
06/21
03/21
12/20
09/20
06/20
03/20
Period Ending

(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Outlet Center Ranking as of March 31, 2022 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$605	96%	2,551	20%	29%
Centers 6 - 10			$517	96%	2,075	17%	19%
Centers 11 - 15			$460	96%	1,500	12%	11%
Centers 16 - 20			$412	96%	1,948	16%	15%
Centers 21 - 25			$374	89%	2,132	17%	12%
Centers 26 - 30			$322	90%	1,247	10%	6%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$605	96%	2,551	20%	29%
Centers 1 - 10			$565	96%	4,626	37%	48%
Centers 1 - 15			$539	96%	6,126	49%	59%
Centers 1 - 20			$507	96%	8,074	65%	74%
Centers 1 - 25			$480	95%	10,206	82%	86%
Centers 1 - 30			$464	94%	11,453	92%	92%

Unconsolidated Centers at Pro Rata Share (4)			$471	96%	1,056	8%	8%
Total Centers at Pro Rata Share (5)			$464	94%	12,510	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended March 31, 2022 and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Locust Grove, GA	Mebane, NC	Riverhead, NY
	Centers 11 - 15:	Charleston, SC	Grand Rapids, MI	Hershey, PA	Hilton Head I, SC	Southaven, MS
	Centers 16 - 20:	Fort Worth, TX	Gonzales, LA	Pittsburgh, PA	San Marcos, TX	Savannah, GA
	Centers 21 - 25:	Atlantic City, NJ	Daytona Beach, FL	Foley, AL	Mashantucket, CT (Foxwoods)	Myrtle Beach Hwy 501, SC
	Centers 26 - 30:	Blowing Rock, NC	Commerce, GA	Hilton Head II, SC	Howell, MI	Tilton, NH

(3)	Based on the Company’s forecast of 2022 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of March 31, 2022 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

(4)	Includes outlet centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of March 31, 2022 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Gap, Banana Republic, Old Navy	101	969,046	7.7%	6.1%
SPARC Group	Aéropostale, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica, Reebok	103	566,752	4.5%	4.9%
Premium Apparel, LLC; The Talbots, Inc.	LOFT, Ann Taylor, Lane Bryant, Talbots	81	416,713	3.3%	4.0%
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	49	333,140	2.7%	3.7%
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	58	257,502	2.1%	3.5%
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	50	311,595	2.5%	3.1%
Under Armour, Inc.	Under Armour, Under Armour Kids	34	260,649	2.1%	3.1%
Nike, Inc.	Nike, Converse, Hurley	39	406,982	3.3%	2.7%
Columbia Sportswear Company	Columbia Sportswear	28	198,567	1.6%	2.5%
Carter’s, Inc.	Carters, OshKosh B Gosh	49	193,904	1.6%	2.2%
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	32	147,846	1.2%	2.2%
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall	38	391,204	3.1%	2.1%
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	54	113,065	0.9%	2.0%
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	37	178,227	1.4%	2.0%
Rack Room Shoes, Inc.	Rack Room Shoes	28	199,032	1.6%	2.0%
Skechers USA, Inc.	Skechers	34	165,940	1.3%	2.0%
Express Inc.	Express Factory	28	182,194	1.5%	1.9%
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	41	111,845	0.9%	1.8%
V. F. Corporation	The North Face, Vans, Timberland, Dickies, Work Authority	30	150,602	1.2%	1.8%
H & M Hennes & Mauritz LP.	H&M	20	408,924	3.3%	1.8%
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	63	86,870	0.7%	1.7%
Levi Strauss & Co.	Levi's	31	118,167	0.9%	1.6%
Adidas AG	Adidas	25	161,584	1.3%	1.6%
Caleres Inc.	Famous Footwear, Allen Edmonds	31	163,737	1.3%	1.6%
Rue 21	Rue 21	20	117,359	0.9%	1.4%
Total of Top 25 tenants		1,104	6,611,446	52.9%	63.3%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases. Includes all retail concepts of each tenant group; tenant groups are determined based on leasing relationships.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Lease Expirations as of March 31, 2022

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Capital Expenditures for the Three Months Ended March 31, 2022 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$2,439	$11	$2,450
Other	218	4	222
Total new center developments and expansions	2,657	15	2,672

Recurring capital expenditures:
Second generation tenant allowances	1,252	3	1,255
Operational capital expenditures	1,409	37	1,446
Renovations	—	—	—
Total recurring capital expenditures	2,661	40	2,701

Total additions to rental property-accrual basis	$5,318	$55	$5,373

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Leasing Activity for the Trailing Twelve Months Ended March 31 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2022	314	1,539	$30.90	1.3%	$4.24	3.57
2021	243	1,209	$23.82	(7.4)%	$3.65	2.50

Re-tenanted space
2022	57	200	$31.50	1.2%	$26.90	7.74
2021	28	124	$27.53	(9.5)%	$13.83	3.78

Renewed space
2022	257	1,339	$30.81	1.3%	$0.85	2.95
2021	215	1,085	$23.40	(7.1)%	$2.49	2.35
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended March 31 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2022	375	1,765	$31.34	$11.69	4.03
2021	264	1,273	$23.81	$3.79	2.55
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases and new developments.
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Consolidated Balance Sheets (dollars in thousands)

	March 31,	December 31,
	2022	2021
Assets
Rental property:
Land	$268,269	$268,269
Buildings, improvements and fixtures	2,528,223	2,532,489
Construction in progress	6,175	—
	2,802,667	2,800,758
Accumulated depreciation	(1,166,231)	(1,145,388)
Total rental property, net	1,636,436	1,655,370
Cash and cash equivalents	152,847	161,255
Investments in unconsolidated joint ventures	82,955	82,647
Deferred lease costs and other intangibles, net	69,861	73,720
Operating lease right-of-use assets	79,519	79,807
Prepaids and other assets	112,614	104,585
Total assets	$2,134,232	$2,157,384

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,036,635	$1,036,181
Unsecured term loan, net	298,590	298,421
Mortgages payable, net	61,312	62,474
Unsecured lines of credit	—	—
Total debt	1,396,537	1,397,076
Accounts payable and accrued expenses	58,016	92,995
Operating lease liabilities	88,610	88,874
Other liabilities	80,492	78,650
Total liabilities	1,623,655	1,657,595
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 104,469,061 and 104,084,734 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1,044	1,041
Paid in capital	978,734	978,054
Accumulated distributions in excess of net income	(482,206)	(483,409)
Accumulated other comprehensive loss	(9,252)	(17,761)
Equity attributable to Tanger Factory Outlet Centers, Inc.	488,320	477,925
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	22,257	21,864
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	510,577	499,789
Total liabilities and equity	$2,134,232	$2,157,384

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended
	March 31,
	2022	2021
Revenues:
Rental revenues	$104,609	$97,467
Management, leasing and other services	1,527	1,372
Other revenues	2,732	1,855
Total revenues	108,868	100,694
Expenses:
Property operating	36,758	35,311
General and administrative	15,467	16,793
Depreciation and amortization	26,243	28,150
Total expenses	78,468	80,254
Other income (expense):
Interest expense	(11,634)	(14,362)
Other income (expense) (1)	183	(3,505)
Total other income (expense)	(11,451)	(17,867)
Income before equity in earnings of unconsolidated joint ventures	18,949	2,573
Equity in earnings of unconsolidated joint ventures	2,513	1,769
Net income	21,462	4,342
Noncontrolling interests in Operating Partnership	(944)	(209)
Noncontrolling interests in other consolidated partnerships	—	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	20,518	4,133
Allocation of earnings to participating securities	(215)	(207)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$20,303	$3,926

Basic earnings per common share:
Net income	$0.20	$0.04

Diluted earnings per common share:
Net income	$0.19	$0.04
(1)The three months ended March 31, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended
	March 31,
	2022	2021
Rental revenues:
Base rentals	$70,667	$66,675
Percentage rentals	3,671	1,991
Tenant expense reimbursements	27,697	28,994
Lease termination fees	2,596	673
Market rent adjustments	(83)	305
Straight-line rent adjustments	(1,337)	(1,043)
Uncollectible tenant revenues	1,398	(128)
Rental revenues	$104,609	$97,467

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Unconsolidated Joint Venture Information

The following table details certain information as of March 31, 2022, except for Net Operating Income (“NOI”) which is for the three months ended March 31, 2022, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (1)
Charlotte	Charlotte, NC	50.0%	398,698	$33.7	$1.8	$49.8
Columbus	Columbus, OH	50.0%	355,245	35.6	1.1	35.4
Galveston/Houston	Texas City, TX	50.0%	352,705	18.6	1.0	32.2
National Harbor	National Harbor, MD	50.0%	341,156	36.4	1.3	47.3
RioCan Canada (2)	Various	50.0%	665,092	83.0	1.5	—
Total			2,112,896	$207.3	$6.7	$164.7
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot outlet center in Cookstown, Ontario; and a 357,209 square foot outlet center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Debt Outstanding Summary
As of March 31, 2022
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (3)	$—	$—	LIBOR + 1.20%	1.7%	7/14/2026	4.3
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	4.4
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	5.3
2031 Senior unsecured notes	400,000	400,000	2.750%	2.9%	9/1/2031	9.4
Unsecured term loan	300,000	300,000	LIBOR(4) + 1.25%	1.8%	4/22/2024	2.1
Net debt discounts and debt origination costs	(14,775)	(14,775)
Total net unsecured debt	1,335,225	1,335,225		3.1%		5.6
Secured mortgage debt:
Atlantic City, NJ	20,468	20,468	6.44% - 7.65%	5.1%	12/15/2024 - 12/8/2026	3.8
Southaven, MS	40,144	40,144	LIBOR + 1.80%	2.3%	4/28/2023	1.1
Debt premium and debt origination costs	700	700
Total net secured mortgage debt	61,312	61,312		3.2%		2.0
Total consolidated debt	1,396,537	1,396,537		3.1%		5.4
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	6.3
Columbus	71,000	35,500	LIBOR + 1.85%	2.3%	11/28/2022	0.7
Galveston/Houston	64,500	32,250	LIBOR + 1.85%	2.3%	7/1/2023	1.3
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	7.8
Debt origination costs	(1,012)	(506)
Total unconsolidated JV net debt	329,488	164,744		3.6%		4.5
Total	$1,726,025	$1,561,281		3.1%		5.3
(1)The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(2)Includes applicable extensions available at our option.
(3)The Company has unsecured lines of credit that provide for borrowings of up to $520.0 million, including a $20.0 million liquidity line and a $500.0 million syndicated line. A 25 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(4)If LIBOR is less than 0.25% per annum, the rate will be deemed to be 0.25% for any portion of the bank term loan not fixed with an interest rate swap. Currently the entire outstanding balance is fixed with interest rate swaps, as summarized on the following page.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Summary of Our Share of Fixed and Variable Rate Debt
As of March 31, 2022
(dollars in thousands)

	Total Debt %	Pro Rata Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity(1)

Consolidated:
Fixed (2)	97%	$1,356,440	3.1%	5.5
Variable	3%	40,097	2.3%	1.1
	100%	1,396,537	3.1%	5.4
Unconsolidated Joint ventures:
Fixed	59%	$97,109	4.4%	7.0
Variable	41%	67,635	2.3%	0.9
	100%	164,744	3.6%	4.5
Total:
Fixed	93%	$1,453,549	3.2%	5.6
Variable	7%	107,732	2.3%	1.0
Total share of debt	100%	$1,561,281	3.1%	5.3
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 0.5% on notional amounts aggregating $300.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate		Company Fixed Pay Rate
Interest rate swaps:
July 1, 2019	February 1, 2024	$25,000	1	month LIBOR	1.75%
January 1, 2021	February 1, 2024	150,000	1	month LIBOR	0.60%
January 1, 2021	February 1, 2024	100,000	1	month LIBOR	0.22%
March 1, 2021	February 1, 2024	25,000	1	month LIBOR	0.24%
Total		$300,000

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Future Scheduled Principal Payments (dollars in thousands) (1)
As of March 31, 2022

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments
2022	$3,360	$35,500	$38,860
2023	44,916	33,281	78,197
2024	305,130	1,636	306,766
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030	—	41,538	41,538
2031 & thereafter	400,000	—	400,000
	$1,410,612	$165,250	$1,575,862
Net debt discounts and debt origination costs	(14,075)	(506)	(14,581)
	$1,396,537	$164,744	$1,561,281
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of March 31, 2022

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	41%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	232%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.5	x
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of March 31, 2022

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	39%
Secured Indebtedness to Adjusted Unencumbered Asset Value	< 35%	5%
EBITDA to Fixed Charges	> 1.5 x	4.4	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	35%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.3	x
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - March 31, 2022
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	104,469			104,469
Exchangeable operating partnership units	4,762			4,762
Total shares (1)	109,231			109,231
Common share price	$17.19			$17.19
Total market value (1)	$1,877,674			$1,877,674

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loans	300,000		—	300,000
Mortgages payable	60,612		165,250	225,862
Unsecured lines of credit	—		—	—
Total principal debt	1,410,612		165,250	1,575,862
Less: Net debt discounts	(6,386)		—	(6,386)
Less: Debt origination costs	(7,689)		(506)	(8,195)
Total debt	1,396,537		164,744	1,561,281
Less: Cash and cash equivalents	(152,847)		(7,369)	(160,216)
Net debt	1,243,690		157,375	1,401,065
Total enterprise value	$3,121,364		$157,375	$3,278,739

Liquidity:
Cash and cash equivalents	$152,847		$7,369	$160,216
Unused capacity under unsecured lines of credit	520,000		—	520,000
Total liquidity	$672,847		$7,369	$680,216

Ratios (2):
Net debt to Adjusted EBITDA (3)(4)	5.2	x		5.4	x
Interest coverage ratio (4)(5)	4.8	x		4.6	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Ratios are presented for the trailing twelve-month period.
(3)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share).
(4)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to pages 29-30 for reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre and page 31 for a reconciliation of total debt to net debt.
(5)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds from Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive severance, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended
	March 31,
	2022	2021
Net income	$21,462	$4,342
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	25,661	27,554
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,754	2,996
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
FFO	49,877	38,596
Allocation of earnings to participating securities	(434)	(392)
FFO available to common shareholders (2)	$49,443	$38,204
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (3)	—	2,418
Impact of above adjustments to the allocation of earnings to participating securities	—	(22)
Core FFO available to common shareholders (2)	$49,443	$40,600
FFO available to common shareholders per share - diluted (2)	$0.45	$0.38
Core FFO available to common shareholders per share - diluted (2)	$0.45	$0.40

Weighted Average Shares:
Basic weighted average common shares	103,520	94,812
Effect of notional units	802	288
Effect of outstanding options	736	717
Diluted weighted average common shares (for earnings per share computations)	105,058	95,817
Exchangeable operating partnership units	4,762	4,794
Diluted weighted average common shares (for FFO per share computations) (2)	109,820	100,611
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)Includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended
	March 31,
	2022	2021
FFO available to common shareholders	$49,443	$38,204
Adjusted for:
Corporate depreciation excluded above	582	596
Amortization of finance costs	759	1,173
Amortization of net debt discount	117	127
Amortization of equity-based compensation	2,708	3,845
Straight-line rent adjustments	1,337	1,043
Market rent adjustments	176	(213)
Second generation tenant allowances and lease incentives	(1,252)	(778)
Capital improvements	(1,409)	(956)
Adjustments from unconsolidated joint ventures	227	(543)
FAD available to common shareholders (1)	$52,688	$42,498
Dividends per share	$0.1825	$0.1775
FFO payout ratio	41%	47%
FAD payout ratio	38%	42%
Diluted weighted average common shares (1)	109,820	100,611
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

		Three months ended
		March 31,
		2022	2021
Net income		$21,462	$4,342
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures		(2,513)	(1,769)
Interest expense		11,634	14,362
Other (income) expense		(183)	3,505
Depreciation and amortization		26,243	28,150
Other non-property (income) expenses		172	(400)
Corporate general and administrative expenses		15,486	16,770
Non-cash adjustments (1)		1,520	844
Lease termination fees		(2,596)	(673)
Portfolio NOI - Consolidated		71,225	65,131
Non-same center NOI - Consolidated		63	(83)
Same Center NOI - Consolidated (2)		$71,288	$65,048

Portfolio NOI - Consolidated		$71,225	$65,131
Pro rata share of unconsolidated joint ventures		6,904	6,419
Portfolio NOI - total portfolio at pro rata share	Non-same center NOI	78,129	71,550
Non-same center NOI - total portfolio at pro rata share		63	(423)
Same Center NOI - total portfolio at pro rata share (2)		$78,192	$71,127
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Sold outlet centers excluded from Same Center NOI:

Outlet centers sold:
Jeffersonville	January 2021	Consolidated
Saint-Sauveur, Quebec	March 2021	Unconsolidated JV

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended
	March 31,		%
	2022	2021	Change
Same Center Revenues:
Base rentals	$77,062	$72,279	6.6%
Percentage rentals	4,451	2,433	82.9%
Tenant expense reimbursement	31,190	32,486	-4.0%
Uncollectible tenant revenues	1,656	(340)	-587.1%
Rental revenues	114,359	106,858	7.0%
Other revenues	3,067	2,288	34.0%
Total same center revenues	117,426	109,146	7.6%
Same Center Expenses:
Property operating	39,181	37,970	3.2%
General and administrative	52	49	6.1%
Total same center expenses	39,233	38,019	3.2%
Same Center NOI - total portfolio at pro rata share	$78,193	$71,127	9.9%

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended
	March 31,
	2022	2021
Net income	$21,462	$4,342
Adjusted to exclude:
Interest expense	11,634	14,362
Depreciation and amortization	26,243	28,150
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
Compensation related to voluntary retirement plan and other executive severance (2)	—	2,418
Adjusted EBITDA	$59,339	$52,976

	Twelve months ended
	March 31,	December 31,
	2022	2021
Net income	$26,678	$9,558
Adjusted to exclude:
Interest expense	50,138	52,866
Depreciation and amortization	108,101	110,008
Impairment charges - consolidated (3)	6,989	6,989
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
Compensation related to voluntary retirement plan and other executive severance (2)	1,161	3,579
Casualty gain	(969)	(969)
Loss on early extinguishment of debt (4)	47,860	47,860
Adjusted EBITDA	$239,958	$233,595
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the year ended December 31, 2021.
(3)Includes $563,000 for the twelve months ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended
	March 31,
	2022	2021

Net income	$21,462	$4,342
Adjusted to exclude:
Interest expense	11,634	14,362
Depreciation and amortization	26,243	28,150
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
Pro rata share of interest expense - unconsolidated joint ventures	1,458	1,472
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,754	2,996
EBITDAre	$63,551	$55,026
Compensation related to voluntary retirement plan and other executive severance (2)	—	2,418
Adjusted EBITDAre	$63,551	$57,444

	Twelve months ended
	March 31,	December 31,
	2022	2021
Net income	$26,678	$9,558
Adjusted to exclude:
Interest expense	50,138	52,866
Depreciation and amortization	108,101	110,008
Impairment charges - consolidated (3)	6,989	6,989
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
Pro-rata share of interest expense - unconsolidated joint ventures	5,844	5,858
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	11,376	11,618
EBITDAre	$209,126	$200,601
Compensation related to voluntary retirement plan and other executive severance (2)	1,161	3,579
Casualty gain	(969)	(969)
Loss on early extinguishment of debt (4)	47,860	47,860
Adjusted EBITDAre	$257,178	$251,071
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021, as well as other executive severance costs incurred during the year ended December 31, 2021.
(3)Includes $563,000 for the twelve months ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	March 31, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,396,537	$164,744	$1,561,281
Less: Cash and cash equivalents	(152,847)	(7,369)	(160,216)
Net debt	$1,243,690	$157,375	$1,401,065

	December 31, 2021
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,397,076	$164,730	$1,561,806
Less: Cash and cash equivalents	(161,255)	(9,515)	(170,770)
Net debt	$1,235,821	$155,215	$1,391,036

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Non-GAAP Pro Rata Balance Sheet Information as of March 31, 2022 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$42,092
Buildings, improvements and fixtures	235,217
Construction in progress	457
277,766
Accumulated depreciation	(85,958)
Total rental property, net	191,808
Cash and cash equivalents	7,369
Deferred lease costs and other intangibles, net	1,706
Prepaids and other assets	6,443
Total assets	$207,326
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$164,744
Accounts payable and accruals	6,765
Total liabilities	171,509
Owners’ Equity	35,817
Total liabilities and owners’ equity	$207,326
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.3 million as of March 31, 2022 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Non-GAAP Pro Rata Statement of Operations Information for the three months ended March 31, 2022 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$10,681
Other revenues	—	240
Total revenues	—	10,921
Expense:
Property operating	—	4,152
General and administrative	—	46
Depreciation and amortization	—	2,754
Total expenses	—	6,952
Other income (expense):
Interest expense	—	(1,458)
Other income (expenses)	—	2
Total other income (expense)	—	(1,456)
Net income	$—	$2,513

The table below provides details of the components included in our share of rental revenues for the three months ended March 31, 2022 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$6,378
Percentage rentals	—	780
Tenant expense reimbursements	—	3,483
Lease termination fees	—	50
Market rent adjustments	—	(8)
Straight-line rent adjustments	—	(222)
Uncollectible tenant revenues	—	220
Rental revenues	$—	$10,681

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2022